SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                         Date of Report: August 5, 2003

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (631) 424-5500

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events

Synergy Brands Inc. on August 5, 2003 added an eighth member to its Board of Directors, Mr. Frank A. Bellis Jr.

Mr. Frank A. Bellis Jr. was the former President of Claridge Casino Hotel (currently owned by Park Place Entertainment NYSE: PPS) until December 2002. Previously, Mr. Bellis was chief legal officer, CEO and a director of Claridge from 1991 to 2002. Mr. Bellis is currently president of Proviceline Associates LLC, a company dedicated to providing a broad range of advice to emerging organizations in financial transition.

Mr. Bellis' other present Directorships include:

- Advisor to the Board of the Atlantis Internet Group, February 2003-Present

- Caring, Inc., February 2003-Present

Mr. Bellis has obtained a degree, AB with honors, from Brown University (1975) and a JD from Seton Hall University School of Law (1982) and is presently admitted to practice law with the Bar of New Jersey, US District Court for District of New Jersey, US Court of Appeals for the Third Circuit and the US Supreme Court.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated: August 5, 2003